UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2014

LAPORTE BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-35684	35-2456698
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

710 Indiana Avenue, LaPorte, Indiana	46350
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(219) 362-7511

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On January 28, 2014, the Board of Directors of LaPorte Bancorp, Inc. (the “Company”) approved a plan to repurchase an additional 150,000 shares, approximately 2.5%, of the Company’s common stock. The repurchases may be carried out through open market purchases, block trades, and negotiated private transactions. Open market purchases are intended to be conducted in accordance with the limitations set forth in Rule 10b-18 of the Securities Exchange Act of 1934. In addition, the Company may enter into an agreement to have its shares repurchased pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934. The common stock may be repurchased on an ongoing basis and will be subject to the availability of stock, general market conditions, trading price of the stock, alternative uses for capital, and the Company’s financial performance.

On January 29, 2014, the Company announced the completion of its first stock repurchase program for 5%, or 310,809 shares, of its common stock which were repurchased by the Company at an average cost per share of $10.77.

At January 29, 2014, there were 5,909,409 shares of the Company’s common stock outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAPORTE BANCORP, INC.
DATE: January 30, 2014	By:	/s/ Michele M. Thompson
Michele M. Thompson
President and Chief Financial Officer